EXHIBIT 32.1
Certification of Chief Executive Officer, pursuant to
Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. Section 1350
     In connection with the Quarterly Report on Form 10-Q of Synaptics Incorporated (the “Company”) for the quarterly period ended December 24, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis F. Lee, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Francis F. Lee
Francis F. Lee Chief Executive Officer February 1, 2006